Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Raymond A. August, President and Chief Executive Officer (principal executive officer) of Benefitfocus, Inc. (the “registrant”), and Stephen M. Swad, Chief Financial Officer (principal financial and accounting officer) of the registrant, each hereby certifies that, to the best of their knowledge:

1. The registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition of the registrant at the end of the period covered by the Report and results of operations of the registrant for the periods covered by the Report.

Date:  May 7, 2020

/s/ Raymond A. August

Raymond A. August

President and Chief Executive Officer

(Principal executive officer)

/s/ Stephen M. Swad

Stephen M. Swad

Chief Financial Officer

(Principal financial and accounting officer)